Appendix A, dated  December 18, 2007, to the Master  Amended and
 Restated  By-Laws for MFS Series
Trust  XII,  dated  January  1, 2002 as  revised  June 23,  2004 and August
  22,  2007,  is  contained  in
Post-Effective  Amendment No. 26 to the Registration  Statement of MFS Series
 Trust XI (File Nos. 33-68310
and 811-7992),  as filed with the Securities and Exchange  Commission via EDGAR on January 25, 2008, under
Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


         An Amendment, dated December 28, 2007, to the Declaration of Trust for MFS Sector Rotational
Fund, a series of MFS Series Trust XII, dated December 16, 2004, is contained in Post-Effective
Amendment No. 8 to the Registration Statement of MFS Series Trust XII (File
 Nos. 333-126328 and
811-21780), as filed with the Securities and Exchange Commission via Edgar on
 December 28, 2007, under
Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.